UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 1, 2007

                                 MEDIFAST, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                         000-23016              13-3714405
  (State or other jurisdiction      (Commission File Number)     (IRS Employer
of incorporation or organization)                                 Ident. No.)

         11445 Cronhill Drive, Owing Mills, Maryland                 21117
          (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code (410)-581-8042



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 1, 2007, Medifast, Inc. (the "Company's) announced that Michael S. McDevitt has been promoted to Chief Executive Officer. McDevitt joined Medifast in 2002 and formerly held positions of President, CFO and the Vice President of Finance for Medifast. As part of the transition of management, McDevitt has promoted Margaret E. MacDonald, MBA, the former Executive Vice President of Operations to President and Chief Operating Officer. Ms. MacDonald was instrumental in building the manufacturing, customer service and distribution infrastructure that supported the company's 80 percent revenue growth in 2006. The former Chief Executive Officer, Bradley T. MacDonald, has assumed the position of Executive Chairman of the Board. Mr. MacDonald's duties will include business development, international development, community relations and ongoing financial advisory duties to Medifast and its management team.

Under this new generation of leadership, Medifast will continue to develop the most cutting edge products in the industry on a diversified business platform that provides customers innovative choices for lasting health. Medifast serves customers through its direct to consumer web and call center channel, a national network of physicians and clinics, the Take Shape for Life network of health coaches and medically supervised Medifast Weight Control Centers. The fully integrated business units will continue to provide the diversified business engine that will fuel growth in the future and serve the needs of all our Medifast customers.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MEDIFAST, INC.

Dated:  March 1, 2007

                                        /s/  Michael S. McDevitt
                                        ------------------------
                                        Michael S. McDevitt
                                        Chief Executive Officer